Exhibit 3.2

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TREDEGAR CORPORATION

AMENDED AND RESTATED BYLAWS

In Effect as of August 6, 2015

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TREDEGAR CORPORATION

AMENDED AND RESTATED BYLAWS

ARTICLE I
Meeting of Shareholders

Section 1.          Places of Meetings.  All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as may, from time to time, be fixed by the Board of Directors.

Section 2.          Annual Meetings.  The annual meeting of the shareholders, for the election of directors and transaction of such other business as may come before the meeting, shall be held in each year on the fourth Thursday in April, at 9:30 a.m., Richmond, Virginia time, or on such other date and at such other time as the Board of Directors of the Corporation may designate from time to time.

Section 3.          Special Meetings.  Special meetings of shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or the President and Chief Executive Officer of the Corporation, or by a majority of the Board of Directors and may not be called by any other person.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 4.          Notice of Meetings.  Except as otherwise required by law, written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting in any of the ways set forth in the following Section 5 of this Article I.

Section 5.          Methods of Notice; Electronic Transmission.  Notice of meetings of the shareholders may be given by the delivery thereof to such shareholder personally or by the mailing thereof to such shareholder, in either such case at his or her address as it appears on the stock transfer books of the Corporation, or in any such other manner as may be permitted by the Virginia Stock Corporation Act, as in effect at the time (the “VSCA”) in compliance with the provisions thereof, including by “electronic transmission” (as defined in the VSCA).  Notice given pursuant to this Section 5 shall be deemed given at the time specified in the VSCA for the particular form of notice used.

Section 6.          Quorum; Adjournments.  A majority of the votes entitled to be cast by a voting group on a matter shall constitute a quorum of the voting group for action on that matter at any meeting of the shareholders, except as otherwise provided by the VSCA, the Articles of Incorporation as in effect at the time (the “Articles”) or these Bylaws.  The Chairman of the Board or any officer of the Corporation acting as chairman of the meeting shall have power to adjourn or postpone any meeting of the shareholders from time to time (i) because of the absence of a quorum at any meeting or any adjournment thereof, or (ii) for any other reason, in any such case without notice other than announcement at the meeting before adjournment or postponement (except as otherwise provided by statute).  At such adjourned or postponed meeting any business may be transacted that could have been transacted at the meeting as originally notified.

Section 7.          Voting.  At any meeting of the shareholders, each shareholder of a class entitled to vote on one or more of the matters coming before the meeting shall have one vote, in person or by proxy, for each share of stock of such class standing in his or her name on the books of the Corporation on any date fixed by the Board of Directors not more than seventy (70) days prior to the meeting.  Except as otherwise expressly provided by the VSCA, the Articles or these Bylaws, any proposed action, other than the election of directors, by a voting group is approved if a quorum of the voting group exists and the votes cast within the voting group favoring the action exceed the votes cast opposing the action.  Appointment of a proxy may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing an appointment form authorizing another person or persons to act for the shareholder as proxy or causing such shareholder’s signature to be affixed to such appointment form by any reasonable means, including, but not limited to, by facsimile signature.  Any such appointment form shall bear a date not more than eleven (11) months prior to such meeting, unless such appointment form provides for a longer period.  All appointment forms shall be effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes.

Section 8.          Electronic Authorization.  The President and Chief Executive Officer or the Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact.  If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9.          Voting List.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each.  Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  If the requirements of this Section 9 have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with.

Section 10.        Shareholder Proposals.  At any annual or special meeting of the shareholders, only such business may be conducted as has been properly brought before the meeting.  To be properly brought before a meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) in the case of an annual meeting of shareholders, properly brought before the  meeting by a shareholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be given, either by personal delivery or by United States mail, postage prepaid, to, and received by, the Secretary of the Corporation not later than one hundred twenty (120) days (or with respect to the 2014 annual meeting, ninety (90) days) before the anniversary of the date of the Corporation’s annual meeting in the immediately preceding year.  In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder’s notice as described above.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, (iv) a representation that the shareholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business, (v) any material interest of the shareholder and any other person on whose behalf such proposal is made, in such business; (vi) a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any other person on whose behalf the proposal is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the proposal is made with respect to, shares of stock of the Corporation, (vii) a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such business between or among the shareholder or any other person on whose behalf the proposal is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing, and (viii) an agreement that the shareholder will notify the Corporation in writing of any changes to the information provided pursuant to clauses (iii), (vi) and (vii) above that are in effect as of the record date for the relevant meeting promptly following the later of the record date or the date notice of the record date is first publicly announced.

In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 10 or fails to comply with the agreement referenced in clause (viii) of the immediately preceding sentence, such business shall not be transacted at such meeting.  The Chairman of the Board of Directors or other officer of the Corporation acting as chairman of the meeting shall have the power and duty (i) to determine whether any proposal to bring business before the meeting was made in accordance with the procedures set forth in this Article I, Section 9 and (ii) if any business is so determined not to be proposed in compliance with this Article I, Section 9, to declare that such defective proposal shall be disregarded and that such proposed business shall not be transacted at such meeting.  For purposes of these Bylaws, “public announcement” or “publicly announced” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Section 11.    Inspectors.  One or more inspectors for any meeting of shareholders shall be appointed by the chairman of such meeting.  Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

ARTICLE II
Directors

Section 1.          General Powers.  The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and except as otherwise expressly provided by the VSCA, the Articles or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

Section 2.          Number of Directors.  The Board of Directors shall be eight (8) in number.

Section 3.          Election of Directors.

Directors shall be elected at the annual meeting of shareholders to succeed those directors whose terms have expired and to fill any vacancies then existing.

Directors shall hold their offices for terms as set forth in the Articles and until their successors are elected or their earlier death, resignation or removal.  Any director may be removed from office as set forth in the Articles.

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors.

A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.          Meetings of Directors.  Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, and the Secretary or officer performing the Secretary’s duties shall give not less than twenty-four (24) hours’ notice by letter, electronic mail, telephone, in person or in any other manner, including by electronic transmission, as permitted by the VSCA, of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board.  An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders.  Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting.  Directors may be allowed, by resolution of the Board, a reasonable fee and expenses for attendance at meetings.

Section 5.          Nominations.  Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally.  However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to, and received by, the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days (or with respect to the 2014 annual meeting, ninety (90) days) before the anniversary of the date of the Corporation’s annual meeting in the immediately preceding year, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder’s notice as described above.  Each notice shall set forth:  (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of the Corporation that are owned by the shareholder and any other person on whose behalf the nomination is made, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person on whose behalf the nomination is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the nomination is made with respect to, shares of stock of the Corporation, (vi) a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder or any other person on whose behalf the nomination is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing, (vii) an agreement that the shareholder will notify the Corporation in writing of any changes to the information provided pursuant to clauses (ii), (v) and (vi) above that are in effect as of the record date for the relevant meeting promptly following the later of the record date or the date notice of the record date is first publicly announced, and (viii) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to other applicable laws, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and shall include a signed consent of each such nominee to being named in the proxy statement for such meeting as a nominee and to serve as a director of the Corporation if so elected.  The Chairman of the Board or other officer of the Corporation acting as chairman of the meeting shall have the power and duty to determine whether such a proposed nomination has been made in compliance with this Section 5 and, if any proposed nomination is determined not to comply, or if the shareholder making such nomination fails to comply with the agreement referenced in clause (vii) of the immediately preceding sentence, the nomination shall be disregarded, and such nominee shall not be eligible or stand for election at such meeting.

Section 6.          Director Emeritus.  The Board of Directors may from time to time elect one or more Directors Emeritus.  Each Director Emeritus shall be elected for a term expiring on the date of the regular meeting of the Board of Directors following the next annual meeting of shareholders.  Each Director Emeritus may attend meetings of the Board of Directors, but shall not be entitled to vote at such meetings and shall not be considered a “director” for purposes of these Bylaws or for any other purpose.

ARTICLE III
Committees

Section 1.          Executive Committee.  The Board of Directors may designate an Executive Committee, which shall consist of three or more directors.  The members of the Executive Committee shall serve until their successors are designated by the Board of Directors, until removed or until the Executive Committee is dissolved by the Board of Directors.  All vacancies that occur in the Executive Committee shall be filled by the Board of Directors.

When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, the Articles and these Bylaws, except as otherwise provided in the VSCA and except that the Executive Committee shall not have the power to elect the President and Chief Executive Officer of the Corporation.  The Executive Committee shall report at the next regular or special meeting of the Board of Directors all actions which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Committee, or upon call of the Chairman of the Committee.  Not less than twelve (12) hours’ notice of all meetings of the Executive Committee shall be given in any manner permitted by the VSCA, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Committee and that meetings may be held at any time without notice if all of the members of the Committee are present or if those not present waive notice in writing either before or after the meeting.  A majority of the members of the Executive Committee then serving shall constitute a quorum for the transaction of business at any meeting.

Section 2.          Executive Compensation Committee.  The Board of Directors shall designate an Executive Compensation Committee, which shall consist of at least two directors, each of whom shall satisfy the independence requirements of the New York Stock Exchange and the Corporation’s Governance Guidelines, each as then in effect.  The Executive Compensation Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum.  The responsibilities of the Executive Compensation Committee shall be set forth in the Executive Compensation Committee’s charter as approved by the Board of Directors.

Section 3.          Audit Committee.  The Board of Directors shall designate an Audit Committee, which shall consist of three or more directors, each of whom shall satisfy the independence requirements of the New York Stock Exchange and the Corporation’s Governance Guidelines, each as then in effect.  The Audit Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum.  The responsibilities of the Audit Committee shall be set forth in the Audit Committee’s charter as approved by the Board of Directors.

Section 4.          Nominating and Governance Committee.  The Board of Directors shall designate a Nominating and Governance Committee, which shall consist of three or more directors, each of whom shall satisfy the independence requirements of the New York Stock Exchange and the Corporation’s Governance Guidelines, each as then in effect.  The Nominating and Governance Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum.  The responsibilities of the Nominating and Governance Committee shall be set forth in the Nominating and Governance Committee’s charter as approved by the Board of Directors.

Section 5.          Other Committees of Board.  The Board of Directors, by resolution duly adopted, may establish such other committees of the Board having limited authority in the management of the affairs of the Corporation as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

Section 6.          Duties of the Chairman of the Board.  The Chairman of the Board shall serve as the Chairman of the Board of Directors.  The Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors.  In addition, he shall perform all duties incident to the position of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7.          Duties of Vice Chairmen.  The Corporation may elect one or more Vice Chairmen of the Board.  In the absence or incapacity of the Chairman of the Board, a Vice Chairman shall perform the duties of the Chairman, shall have the same authority, including, but not limited to, presiding at all meetings of the Board of Directors and the Corporation’s shareholders, and one or more Vice Chairmen shall serve as a member of all committees of the Board of which the Chairman of the Board is a member.  In addition, one or more Vice Chairmen of the Board shall perform all duties as from time to time may be assigned to him or her by the Board of Directors.

ARTICLE IV
Officers

Section 1.          Election.  The officers of the Corporation shall consist of a President and Chief Executive Officer, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a Secretary and a Treasurer.  In addition, such other officers as are provided in Section 3 of this Article may from time to time be elected by the Board of Directors.  All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected.  Any two officers may be combined in the same person as the Board of Directors may determine.

Section 2.          Removal of Officers; Vacancies.  Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting of the Board of Directors or by a written consent in lieu thereof.  Vacancies may be filled at any meeting of the Board of Directors or by a written consent in lieu thereof.

Section 3.          Other Officers.  Other officers may from time to time be elected by the Board, including, without limitation, one or more Assistant Secretaries and Assistant Treasurers.

Section 4.          Duties.  The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors.  The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

Section 5.          Duties of the President and Chief Executive Officer.  The President and Chief Executive Officer shall be the chief executive officer of the Corporation, shall have direct supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors, and shall consult with and report to the Board of Directors directly and through the Chairman of the Board.  The President and Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.  In addition, he shall perform all duties incident to the office of the President and Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

Section 6.          Duties of the Vice Presidents.  Each Vice President of the Corporation (including any Executive Vice President and Senior Vice President) shall have such powers and duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer.  Any Vice President of the Corporation (including any Executive Vice President or Senior Vice President) may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 7.          Duties of the Treasurer.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositories as the Board of Directors from time to time may direct.  He shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit his accounts and records to any of the directors of the Corporation at any time upon request at the office of the Corporation; shall render such statements of his accounts and records and such other statements to the Board of Directors and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law.  He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer.

Section 8.          Duties of the Secretary.  The Secretary shall act as secretary of all meetings of the Board of Directors, the Executive Committee and all other Committees of the Board, and the shareholders of the Corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose.  He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that the reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer.

Section 9.          Other Duties of Officers.  Any officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer.

ARTICLE V
Capital Stock

Section 1.          Shares; Certificates.  The shares of capital stock of the Corporation may be certificated or uncertificated.  Certificated shares shall be in forms prescribed by the Board of Directors and executed in any manner permitted by the VSCA and stating thereon the information required by the VSCA.  Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes.  In the event that any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares of the Corporation, the Corporation shall send, or cause to be sent, to the holder a written statement that shall include the information required by law to be set forth on certificates for shares of capital stock.

Section 2.          Lost, Destroyed and Mutilated Certificates.  Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause one or more new certificates or uncertificated shares for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 3.          Transfer of Stock.  Certificated shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by his or her attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation.  Uncertificated shares shall be transferable or assignable only on the books of the Corporation upon proper instruction from the holder of such shares (in accordance with procedures adopted from time to time by the President, any Vice President or the Secretary).  The Corporation will recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 4.          Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix the date on which the Board takes such action or a future date as the record date for any such determination of shareholders, such record date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4 such determination shall apply to any postponement or adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is postponed or adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE VI
Miscellaneous Provisions

Section 1.          Seal.  The seal of the Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, on which there shall be engraved in the center the words “Tredegar Corporation.”

Section 2.          Fiscal Year.  The fiscal year of the Corporation shall end on December 31st of each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Executive Committee.

Section 3.          Books and Records.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.

Any person who shall have been a shareholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five percent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney at any reasonable time or times, for any proper purpose, its books and records of account, minutes and records of shareholders and to make extracts therefrom.  Upon the written request of a shareholder, the Corporation shall mail to such shareholder its most recent published financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

The Board of Directors shall, subject to the provisions of the immediately preceding paragraph of this Section 3, to the provisions of Section 7 of Article I and to the VSCA, have the power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books of the Corporation, or any of them, shall be open to the inspection of the shareholders.

Section 4.          Checks, Notes and Drafts.  Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.  When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

Section 5.          Amendment of Bylaws.  These Bylaws may be amended or altered by the Board of Directors.  The shareholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

Section 6.          Voting of Stock Held.  Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the Chairman of the Board, the President and Chief Executive Officer, any Executive Vice President or any Senior Vice President shall have authority from time to time (i) to appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast any vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, (ii) to cast such votes directly or (iii) to consent in writing to any action by any of such other corporation, and shall instruct any person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

Section 7.          Restriction on Transfer.  To the extent that any provision of the Amended and Restated Rights Agreement between the Corporation and National City Bank, dated as of June 30, 2009, as amended, is deemed to constitute a restriction on the transfer of any securities of the Corporation, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by the Bylaws of the Corporation.

Section 8.          Control Share Acquisition Statute.  Article 14.1 of the VSCA (“Control Share Acquisitions”) shall not apply to acquisitions of shares of stock of the Corporation.